UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2017

Hines Global REIT II, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Commission file number: 000-55599

Maryland	80-0947092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip code)

(888) 220-6121
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 8.01 Other Events

Adjournment of Annual Meeting of Stockholders

As previously disclosed in Hines Global II’s Current Report on Form 8-K filed with the SEC on September 14, 2017, Hines Global II held its annual meeting of stockholders on September 13, 2017. At that meeting, Hines Global II determined that it had not received sufficient votes to approve the proposal to amend its charter to comply with a request from a state securities administrator (the “Proposed Charter Amendment”) and adjourned the meeting until October 4, 2017 in order to continue to solicit proxies with respect to the proposal to approve the Proposed Charter Amendment.

Hines Global II has determined to further adjourn the annual meeting of stockholders until October 12, 2017, in order to continue to solicit proxies with respect to the proposal to approve the Proposed Charter Amendment. The annual meeting will resume in order to hold a vote with respect to the proposal to approve the Proposed Charter Amendment on October 12, 2017 on the 50th floor of Williams Tower, 2800 Post Oak Boulevard, Houston, Texas 77056 at 11:00 a.m., local time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES GLOBAL REIT II, INC.

October 4, 2017	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer